                                                                     Exhibit 3.3


                                                        FEDERAL IDENTIFICATION
                                                        NO.     04-2741391
                                                           -------------------


--------                  The Commonwealth of Massachusetts
Examiner                        William Francis Galvin
                             Secretary of the Commonwealth
                One Ashburton Place, Boston, Massachusetts 02108-1512


--------                            ARTICLES OF AMENDMENT
Name                      (General Laws, Chapter 156B, Section 72)
Approved
                We,       James Bertelli                           , *President
                    -----------------------------------------------
                and    Anthony J. Medaglia, Jr.                         *Clerk
                    ---------------------------------------------------
                of               MERCURY COMPUTER SYSTEMS, INC.
                   -------------------------------------------------------------
                                  (Exact name of corporation)

                located at      199 Riverneck Road, Chelmsford, MA  01824
                          ------------------------------------------------------
                            (Street address of corporation in Massachusetts)

                certify that these Articles of Amendment affecting articles numbered:

                                      Articles 3 and 4
                (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

                of the Articles of Organization were duly adopted at a meeting held on December 18, 1997, by vote of:

                     3,477,252         shares of         Common Stock         of          5,311,431       shares outstanding
                -------------------                 ----------------------            ------------------

                      852,264          shares of          Preferred           of           852,264        shares outstanding, and
                -------------------                 ----------------------            ------------------


                                                                                                          shares outstanding
                -------------------                 ----------------------            ------------------

C   [ ]         (1)**being at least a majority of each type, class or series outstanding and entitled to vote
P   [ ]         thereon:/or (2)**being at least two-thirds of each type, class or series outstanding and entitled to
M   [ ]         vote thereon and of each type, class or series outstanding and entitled to vote thereon and of
R.A.[ ]         each type, class or series of stock whose rights are adversely affected thereby:


                *Delete the inapplicable words.      **Delete the inapplicable clause.
                (1) For amendments adopted pursuant to Chapter 156B, Section 70.
                (2) For amendments adopted pursuant to Chapter 156B, Section 71.
                Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.
---------
P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:


The total presently authorized is:


---------------------------------------------------       ----------------------------------------------------------------
               WITHOUT PAR VALUE STOCKS                                          WITH PAR VALUE STOCKS
---------------------------------------------------       ----------------------------------------------------------------
      TYPE                     NUMBER OF SHARES                  TYPE               NUMBER OF SHARES          PAR VALUE
----------------------    -------------------------       ------------------    ----------------------   -----------------
COMMON:                                                   COMMON:                    25,000,000                $.01
 .......................   .........................       ..................    ......................   .................

 .......................   .........................       ..................    ......................   .................

-----------------------   -------------------------       ------------------    ----------------------   -----------------
PREFERRED:                                                PREFERRED:                  2,000,000                $.01
 .......................   .........................       ..................    ......................   .................

 .......................   .........................       ..................    ......................   .................

-----------------------   -------------------------       ------------------    ----------------------   -----------------

Change the total authorized to:


---------------------------------------------------       ----------------------------------------------------------------
               WITHOUT PAR VALUE STOCKS                                          WITH PAR VALUE STOCKS
---------------------------------------------------       ----------------------------------------------------------------
      TYPE                     NUMBER OF SHARES                  TYPE              NUMBER OF SHARES          PAR VALUE
----------------------    -------------------------       ------------------    ----------------------   -----------------

COMMON:                                                   COMMON:                    25,000,000                $.01
 .......................   .........................       ..................    ......................   .................

 .......................   .........................       ..................    ......................   .................

-----------------------   -------------------------       ------------------    ----------------------   -----------------
PREFERRED:                                                PREFERRED:                  1,000,000                $.01
 .......................   .........................       ..................    ......................   .................

 .......................   .........................       ..................    ......................   .................

-----------------------   -------------------------       ------------------    ----------------------   -----------------


ARTICLE 4

         SECTION E OF ARTICLE 4 (ENTITLED "DESCRIPTION OF SERIES A CONVERTIBLE PREFERRED STOCK") IS HEREBY DELETED IN ITS ENTIRETY.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:
                     ----------------------------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 18th day of December, 1997.


                    /s/ James Bertelli                                President
--------------------------------------------------------------------
                       JAMES BERTELLI

                 /s/ Anthony J. Medaglia, Jr.                             Clerk
-------------------------------------------------------------------------
                   ANTHONY J. MEDAGLIA, JR.


*Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT

                     GENERAL LAWS, CHAPTER 156B, SECTION 72


     ===========================================================================

          I hereby approve the within articles of amendment and, the filing fee
     in the amount of $       having been paid, said articles are deemed to have
     been filed with me this         day of          , 19 .






     Effective date:____________________________________________________














                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth







     TO BE FILLED IN BY CORPORATION

     PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT TO:


     PATRICIA ROBICHAUD
     --------------------------------------------------------------------------
     HUTCHINS, WHEELER & DITTMAR
     --------------------------------------------------------------------------
     101 FEDERAL STREET
     BOSTON, MA 02110
     --------------------------------------------------------------------------
     TELEPHONE:    (617) 951-6600
               ----------------------------------------------------------------